UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[   ]  Preliminary Information Statement

[   ]  Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ X ]  Definitive Information Statement

STARCO BRANDS, INC.

(Name of Registrant as Specified In Its Charter)

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[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registrant statement number, or the Form or Schedule and the date of its filing.

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STARCO BRANDS, INC.

250 26th Street, Suite 200

Santa Monica, California 90402

INFORMATION STATEMENT REGARDING ACTION TO BE TAKEN BY WRITTEN CONSENT OF MAJORITY SHAREHOLDERS IN LIEU OF A SPECIAL MEETING

PURSUANT TO SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934

This Information Statement is furnished to the stockholders of Starco Brands, Inc. (the “Company”) (formerly Insynergy Products, Inc.) in connection with our prior receipt of approval by written consents, in lieu of a special meeting, of the holders of a majority of our outstanding voting power authorizing the board of directors (the “Board”) of the Company to amend the articles of incorporation of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The matter upon which action is being taken is to amend the Company’s Articles of Incorporation to authorize a class of preferred stock (the “Corporate Action”).

The record date established by the Board for purposes of determining the number of outstanding shares of voting common stock of the Company was September 8, 2017, (the “Record Date”).  On September 8, 2017, three (3) stockholders, holding 45,166,354 shares of common stock, representing 62.23% of the votes entitled to be cast at a meeting of the Company’s stockholders, consented in writing to the Corporate Action.

The Corporate Action cannot be effectuated until twenty (20) days after the mailing of this Information Statement to our stockholders.  After that time period, the Company shall file the Certificate of Amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada (the “Certificate of Amendment”).  The text of the Certificate of Amendment may be subject to modification to include such changes as may be required by the Nevada Secretary of State to effectuate the Certificate of Amendment.

The entire cost of furnishing this Information Statement will be borne by our Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held on the Record Date.

CORPORATE ACTION:  AUTHORIZE PREFERRED STOCK

Our current Articles of Incorporation, as amended, do not provide for a class of preferred stock.  Our Board unanimously proposed that our Articles of Incorporation be further amended, subject to stockholder approval, to establish a class of preferred stock in the aggregate amount of Forty Million (40,000,000) authorized shares, $0.001 par value (the “Amendment”).  Stockholder approval for the Amendment was obtained by written consent of stockholders holding a majority of our issued and outstanding common stock as of September 8, 2017.

The Amendment shall be filed with the state of Nevada at the discretion of our Board, but not earlier than twenty (20) days following the mailing to stockholders of this Definitive Information Statement.

Purpose and Effects of Establishing a Preferred Class

Our Board believes the establishment of a preferred class of stock in the aggregate amount of 40,000,000 authorized shares is necessary and advisable to provide flexibility for financial and corporate purposes.  The authorization of the preferred stock will enable the Company, without further stockholder approval, to issue preferred stock from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisition, stock splits and dividends, future employee benefit programs and other corporate purposes.  Having a substantial number of authorized but unissued shares of preferred stock that are not reserved for specific purposes will allow us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a meeting of stockholders or obtaining the written consent of stockholders for the purpose of approving an increase in our capitalization.

The Amendment allows the Board to divide the authorized preferred stock into such series as the Board designates and to fix and determine the relative rights and preferences of the shares of any preferred series established to the full extent permitted by the laws of the Nevada.  The Company shall file a Certificate of Designation with the Secretary of State of Nevada establishing the rights and preferences of such preferred stock.  The Board shall have authority to designate that any specific preferred series may have superior rights and preferences in the event of dissolution and may also be entitled to conversion into common stock, which may change the relative voting power of our currently outstanding common stock. The Board shall have the authority to establish dividend, or interest rates, conversion prices, voting rights, redemption prices, maturity dates and similar matters related to any series of preferred stock.  Pursuant to the Amendment, our Board will not seek stockholder approval prior to any designation of a series of preferred stock, unless otherwise required by law or regulation.

The authorization of shares of preferred stock could have other effects on our stockholders, depending upon the nature and circumstances of any future issuance of authorized but unissued preferred stock.  In addition, the issuance of any newly authorized shares of common stock as a result of conversion of any series of preferred stock will reduce the current stockholders’ percentage ownership interest in the total outstanding shares of common stock and may reduce a stockholders’ equity per share and voting power.

Potential Anti-takeover Effects of the Amendment

The authorization of preferred stock could have an anti-takeover effect, in that additional preferred stock could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult.  The Board could issue additional preferred stock so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company.  Similarly, the issuances of additional preferred stock to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal.

Our Board does not currently contemplate the adoption of any other amendments to our Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company.  While it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing above-market premium that is favored by a majority of the independent stockholders, we currently have no plans or actions to adopt other provisions or enter into other arrangements that may have anti-takeover ramifications.

Any preferred stock issued in the future may rank senior to our common stock with respect to the payment of dividends or amounts upon liquidation.  According to our Bylaws and the Amendment, neither the holders of common stock nor holders of our preferred stock have cumulative voting rights in the election of directors.  The combination of the present ownership by a few stockholders of a significant portion of our issued and outstanding common stock and any future preferred stock and lack of cumulative voting make it more difficult for other stockholders to replace the members of our Board or for a third party to obtain control of our Company by replacing our Board.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of the Record Date there were 72,572,068 shares of $.001 par value common stock issued and outstanding.  The common stock constitutes the outstanding class of voting securities of the Company entitled to vote in connection with the Corporate Action described herein.  Each stockholder is entitled to one vote per share of common stock on any matter that properly comes before the stockholders and the common stock does not provide any preemptive rights to stockholders. The Company’s bylaws provide that a majority of the outstanding shares are required to approve any corporate action.

The following table lists the beneficial ownership of our outstanding common stock by our management and each person or group known to us to own beneficially more than 5% of our voting common stock.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally includes voting or investment power with respect to securities.  Based on these rules, two or more persons may be deemed to be the beneficial owners of the same securities. Except as indicated by footnote, the persons named in the table below have sole voting power and investment power with respect to the shares of common stock shown as beneficially owned by them.  The percentage of beneficial ownership is based on 72,572,068 shares of common stock outstanding as of September 8, 2017.

MANAGEMENT

Title of Class	Name of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class
Common Stock	Sanford Lang Chairman of the Board	8,050,320 (1)	11.09
Common Stock	Ross Sklar President, Chief Executive Officer and Director	36,263,534	49.97
Common Stock	Martin Goldrod Secretary, Treasurer and Director	1,362,500	1.88
Common Stock	Rachel Boulds Chief Financial Officer	25,000	Less than 1%
	Directors and executive officers as a group (4 persons)	45,701,354	62.97

(1)Represents 7,540,320 shares held by Mr. Lang, 500,000 shares held by his spouse and 10,000 shares held by a child living with him.

OTHER MATTERS

Interest of Certain Persons In or Opposition to Matters to be Acted Upon

The Company’s directors, executive officers or associates of such persons do not have any substantial interest, direct or indirect, by security holdings or otherwise, at any time since the beginning of the last fiscal year in the matter to be acted upon which is not shared by all other holders of the Company's common stock.

All members of the Board of the Company approved the action discussed above by a Board resolution dated September 8, 2017.  To our knowledge, no director has advised that he intends to oppose the Corporate Action as described above.

Stockholder Proposals

No security holder entitled to vote at a shareholders' meeting or entitled to vote by written consent has submitted to the Company any proposal for action or consideration by the Company or its Board.

No Dissenter’s Rights

Under applicable Nevada law, dissenting stockholders are not entitled to dissenter rights with respect to the Corporate Action and we will not independently provide stockholders with any such right.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

One Information Statement will be delivered to multiple stockholders sharing an address on September 8, 2017 unless the Company receives contrary instructions from one or more of the stockholders sharing such address.  Upon receipt of such notice, the Company will undertake to promptly deliver a separate copy of this Information Statement to the stockholder at the shared address to which a single copy of this Information Statement was delivered and provide instructions as to how the stockholder can notify us that the stockholder wishes to receive a separate copy of this Information Statement or other communications to the stockholder in the future.

If multiple stockholders sharing an address receive multiple copies of this Information Statement, but desire to receive a single copy, then one or more of the stockholders sharing such address shall provide notice to the Company and the Company shall provide instructions as to how the stockholder can notify us that the stockholder wishes to receive a single copy of other communications in the future to the multiple stockholders at the shared address.

In the event a stockholder desires to provide us with such notice, it may be given verbally by telephoning 949-574-3860 or by mail to the following address:

Stockholder Communications

Starco Brands, Inc.

c/o Liolios Group, Inc.

4685 McArthur Court, Suite 400

Newport Beach, California 92660

ADDITIONAL INFORMATION

Upon written or oral request, we will furnish without charge to record and beneficial holders of our common stock a copy of any and all of the documents referred to in this Information Statement.  These documents will be provided by first class mail or other equally prompt means within one business day of the request.  Please make your request to the Company’s address or [phone number], above.

The Company files annual, quarterly and special reports, proxy statements and other information with the SEC.  For more detailed information about the Company, including financial statements, you may refer to our recent Form 10-Q for the period ended June 30, 2017, filed on August 11, 2017, and our audited financial statements are contained in our Form 10-K for the year ended December 31, 2016, filed March 31, 2017.  This information may be found at the SEC’s EDGAR database at www.sec.gov.  In addition, the periodic reports and other information that the Company has filed with the SEC may be inspected and copied at the SEC's Public Reference Room at 100 F Street, N.E., Washington, DC, U.S.A., 20549.  You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Date: October 31, 2017	By order of the Board of Directors, /s/Sanford Lang Sanford Lang Chairman of the Board